                                                                   EXHIBIT 10.10

                             JERRY MERCER TRANSITION


o AirNet will buy a minimum of $4,000,000 and up to $5,000,000 of Jerry Mercer's AirNet stock, in a single transaction at Jerry Mercer's request, on before July 31, 2001. The price per share will be the average of the closing price over the period of 5 days prior to the date of the sale. Mercer shall have the right to require AirNet to purchase these shares prior to July 31, 2001 by making a written request to AirNet at least 5 business days prior to the date of the sale. If, However, no such request is made, Mercer shall sell and AirNet shall buy $5,000,000 in shares on July 31, 2001. On the date of the sale, Mercer shall deliver the shares to AirNet and shall execute whatever is reasonably necessary in order to vest in AirNet good title to those shares.

o AirNet will provide salary continuance, at the current rate of $420,000 per year (under current pay cycle and tax withholding rates), and current or similar medical/dental benefits coverage, through 6/30/03. Appropriate non-complete provisions will apply (agreement to be prepared upon signing). If there is a change in control in AirNet (other than caused by Mercer's sale of AirNet shares hereunder) prior to 6/30/03, AirNet shall pay Mercer immediately upon request all such salary remaining unpaid as of the date of the request.

o AirNet will purchase $250,000 of Jerry' Mercer's stock per quarter, at Mercer's option, at closing market prices on the last business day of March, June, September and December of calendar 2002. The offer is not cumulative and must not place AirNet in violation of existing bank covenants. Mercer must notify AirNet at least 10 days prior to the end of each quarter that he will be selling the shares that quarter.

o Mercer retains the right to sell his remaining shares to private investors at any time in accordance with the applicable law. AirNet has the right of first refusal on purchase of these shares on the same terms and conditions contained in the bona fide offer, provided that (1) the proposed transaction involves at least 20,000 shares or (2) the number of shares sold to private investors by Mercer during the prior 12 month period exceeds 50,000. AirNet shall have 5 business days to exercise its right of first refusal after Mercer delivers to it evidence of the bona fide offer. If AirNet either advises Mercer in writing that it is not exercising such right or it does not respond to Mercer in writing within such 5 business day period, Mercer shall have the right to sell said shares pursuant to the bona fide offer.

o Mercer retains the right to sell shares in the open market in accordance with applicable law. AirNet will provide Mercer with a written memorandum describing the restrictions set forth in applicable law on or before July 31, 2001.

o Mercer shall surrender to AirNet, for cancellation without consideration, all of his outstanding AirNet stock options, whether vested or otherwise, upon the execution of this Agreement.

o Mercer will resign as Chairman of the Board of Directors not later than August 15, 2001. The Board will elect his successor with assignment on the effective date of Mercer's resignation.

o Mercer, at his option, shall remain on the AirNet Board of Directors for the current elected term.

o Prior to the public disclosure of the repurchase contemplated by the first paragraph of this Agreement, AirNet and Mercer agree to the terms of this Agreement and the transactions contemplated hereby confidential and shall not disclose the terms of this Agreement or the transactions contemplated hereby without the consent of the other party (which shall be the Board of Directors in the case of AirNet) unless otherwise required by applicable law or the rules and regulations of the U.S. Securities and Exchange Commission or the New York Stock Exchange, including, but not limited, to, Regulation FD.

o    This offer is valid until May 29, 2001.


As agreed:    AirNet Board of Directors              As agreed:   Jerry Mercer


By:         /s/ James E. Riddle                      By:      /s/ JGM
      ----------------------------------                   ---------------------
      James Ernest Riddle, on behalf of the                Jerry Mercer
      Board of Directors

Date:   5-26-01                                      Date:   5-26-01
      ----------------------------------                     -------------------